CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-240914 on Form S-6 of our report dated September 8, 2020, relating to the financial statement of FT 8904, comprising ETF Growth and Income Sept. '20 (ETF Growth and Income Portfolio, September 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 8, 2020